UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2012

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 16, 2012, Myrexis, Inc. (“Myrexis” or the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report under Item 2.05 that on February 12, 2012 its Board of Directors had retained Stifel Nicolaus Weisel (“Stifel”), an investment banking firm, to assist it in reviewing and evaluating a full range of strategic alternatives available to the Company to enhance shareholder value, and that it had suspended development activities on all its pre-clinical and clinical programs and would initiate an alignment of resources consistent with this decision. The Original Report is hereby amended in accordance with Item 2.05(d) of Form 8-K to provide the information set forth herein, which was unable to be determined at the time of the Original Report.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In connection with the Company’s previous announcement on February 15, 2012, that it has determined to suspend further development on its pre-clinical and clinical programs, on March 1, 2012, the Company issued a press release announcing a resource alignment including a reduction in force. The Company will have 30 employees remaining by March 31, 2012, the end of its third fiscal quarter and expects to have approximately 10 employees remaining at June 30, 2012, the end of its fiscal year.

In return for the execution of a release of any potential claims, all terminated employees will be provided with cash severance payments. In addition, the Company has arranged to make out-placement services available to all terminated employees.

As a result of the resource alignment, the Company expects to record estimated severance costs of $3.4 million during its third fiscal quarter ending March 31, 2012. The Company estimates future savings in excess of $10.0 million annually resulting from reductions in salaries and benefits and reductions in expenditures relating to laboratory costs. In addition, the Company expects significant future reductions in external drug development costs.

It is not anticipated that there will be any further material future cash expenditures associated with the resource alignment. The charges that Myrexis expects to incur in connection with the resource alignment are subject to a number of assumptions, and actual results may differ. Myrexis may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the resource alignment.

The decisions to engage Stifel and to suspend the Company’s pre-clinical and clinical programs was authorized by the Company’s Board of Directors on February 12, 2012, and is a result of the Company’s previously disclosed completion of an in-depth review of its drug development pipeline in order to objectively assess the technical, regulatory and economic potential of each of its drug development programs and to facilitate an effective allocation of the Company’s resources.

A copy of the press release, dated March 1, 2012, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 1, 2012, the Company issued a press release announcing the resource alignment described in Item 2.05 of this report. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated March 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: March 1, 2012	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 1, 2012.

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